Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2024 Results

Q4 and Full Year 2024 GAAP EPS of $1.19 and $4.29 Compared with $0.67 and $3.10 in 2023, Up 78% and 38%
Full-Year 2024 GAAP Net Income of $200.5 million Compared with $89.9 million in 2023, Up 123%
Q4 and Full-Year Adjusted EPS* of $1.51 and $5.58 in 2024 Compared with $1.25 and $4.31 in 2023, Up 21% and 29%
Introducing 2025 Full-Year Adjusted EPS* Guidance Range of $6.00-$6.25

CHARLOTTE, N.C., February 25, 2025 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the fourth quarter and year ended December 31, 2024.

Gene Lowe, President and CEO, remarked, “I am very pleased with our full-year 2024 results, including Adjusted EBITDA* growth of 36% and Adjusted EPS* growth of 29%, which was near the top end of our guidance range. Our strong Q4 performance included record margin and profitability in our HVAC segment, supported by robust customer demand and solid operational execution.”

Mr. Lowe continued, “I am proud of our team’s accomplishments over the past year. We made significant progress on our key initiatives, including digital and continuous improvement, and further expanded our position in Engineered Air Movement, within our HVAC segment, with the acquisition of Ingénia. In January, we made another significant addition to our Detection & Measurement segment with the acquisition of Kranze Technology Solutions, or KTS, which significantly scales our position in Communication Technologies and positions us for further growth.”

Mr. Lowe further commented, “Looking ahead we see healthy demand in key markets and favorable execution trends in our businesses, positioning us well to achieve another year of solid growth. For 2025, at the midpoint of our guidance range, we anticipate another year of double digit growth in Adjusted EBITDA* and Adjusted EPS*. With operational momentum and a strong pipeline of attractive acquisition opportunities, I remain highly confident in our ability to continue driving value for years to come.”

Fourth Quarter 2024 Overview:

Revenue for the fourth quarter of 2024 was $533.7 million, compared with $469.4 million in the fourth quarter of 2023.

Operating income in the fourth quarter of 2024 was $90.2 million. This compares with operating income of $63.1 million in the fourth quarter of 2023. Diluted income per share from continuing operations in the fourth quarter of 2024 was $1.19, compared with a diluted income per share from continuing operations in the fourth quarter of 2023 of $0.67.

Adjusted operating income* in the fourth quarter of 2024 was $110.0 million, which excludes intangible amortization expense and acquisition-related and other costs of $19.8 million. Adjusted operating income* in the fourth quarter of 2023 was $85.2 million, which excludes a $9.0 million charge related to the resolution of a dispute with a former representative, as well as intangible amortization expense and acquisition-related and other costs of $13.1 million.

Adjusted earnings per share* in the fourth quarter of 2024 was $1.51, compared with $1.25 in the fourth quarter of 2023. Adjusted earnings per share* for the fourth quarter of 2024 exclude the items noted above, as well as non-service pension and postretirement charges of $4.2 million, a gain on the sale of a building of $3.3 million, and the tax impact of the excluded items. Adjusted earnings per share* for the fourth quarter of 2023 exclude the items noted above, non-service pension and postretirement charges of $12.5 million, the tax impact of the excluded items, and certain discrete tax items.

Full Year 2024 Overview:

For the full year of 2024, the Company reported revenue of $1,983.9 million and operating income of $308.3 million, compared with revenue of $1,741.2 million and operating income of $221.9 million in 2023. Diluted income per share from continuing operations in 2024 was $4.29, compared with $3.10 in 2023.

Adjusted operating income* for the full year of 2024 was $394.7 million, compared with $288.7 million in 2023. Adjusted operating income*
for both periods excludes intangible amortization expense and acquisition-related and other costs. For 2024, adjusted operating income* excludes the effect of a $8.4 million charge associated with a settlement with the seller of ULC regarding additional contingent consideration. For 2023, adjusted operating income* excludes the effect of the $9.0 million charge associated with the dispute resolution noted above.

Adjusted earnings per share* for the full year 2024 was $5.58, compared with $4.31 in 2023. Adjusted earnings per share* for both periods excludes the items noted above. For 2024, adjusted earnings per share* also excludes a loss on an equity security associated with a fair value adjustment of $4.2 million, a gain on the sale of a building of $3.3 million, non-service pension and postretirement losses of $7.6 million, the tax impact of the excluded items, and certain discrete tax items. For 2023, adjusted earnings per share* also excludes a $3.6 million gain on an equity security associated with a fair value adjustment, non-service pension and postretirement losses of $16.1 million, the tax impact of the excluded items, and certain discrete tax items.

Fourth Quarter and Full-Year Financial Comparisons:

($ millions)	Q4 2024	Q4 2023	FY 2024	FY 2023
Revenue	$533.7	$469.4	$1,983.9	$1,741.2
Consolidated operating income	90.2	63.1	308.3	221.9
Income from continuing operations	56.5	31.6	201.8	144.7
Consolidated segment income*	129.4	102.8	460.6	353.2
Adjusted operating income*	110.0	85.2	394.7	288.7
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

HVAC

Revenue for the fourth quarter of 2024 was $370.5 million, compared with $312.5 million in the fourth quarter of 2023, an increase of 18.6%, including a 12.8% increase in organic revenue*, a 6.0% increase from the acquisition of Ingénia, and a 0.2% unfavorable impact related to currency fluctuation. The increase in organic revenue* was primarily due to higher volumes of cooling products and, to a lesser extent, heating products.

Segment income in the fourth quarter of 2024 was $91.8 million, or 24.8% of revenue. This compares with segment income of $73.2 million, or 23.4% of revenue in the fourth quarter of 2023. The increase in segment income and 140 basis points increase in segment income margin were due primarily to the higher volumes and associated operating leverage, as well as the favorable impact of the Ingénia acquisition noted above.

For the full year of 2024, revenue was $1,364.7 million, compared with $1,122.3 million in 2023, an increase of 21.6%, including a 9.7% increase in organic revenue*, a 12.0% inorganic increase from the Ingénia, ASPEQ and TAMCO acquisitions, and a 0.1% unfavorable impact related to currency fluctuation. The increase in organic revenue* was associated with increased volumes of cooling products and execution of a larger-than-typical service project within our Cooling business. These increases were partially offset by organic revenue* declines of heating products due primarily to the unseasonably warm winter conditions prevalent in relevant end markets mainly during the first quarter of 2024.

For the full year of 2024, segment income was $323.9 million, or 23.7% of revenue. This compares with segment income of $234.4 million, or 20.9% of revenue in 2023. The increases in segment income and segment margin were due primarily to the increase in revenue noted above and associated operating leverage, including the effect of acquisitions, and the impact of continuous improvement initiatives, partially offset by increases in personnel costs due to annual merit increases and growth-related headcount additions.

Detection & Measurement

Revenue for the fourth quarter of 2024 was $163.2 million, compared with $156.9 million in the fourth quarter of 2023, an increase of 4.0%, including a 4.2% increase in organic revenue* and a (0.2)% unfavorable impact related to currency fluctuation. The increase in organic revenue* was due primarily to higher volumes in our location and inspection and aids to navigation businesses.

Segment income for the fourth quarter of 2024 was $37.6 million, or 23.0% of revenue. This compares with segment income of $29.6 million, or 18.9% of revenue in the fourth quarter of 2023. The increase in segment income and 410 basis points increase in segment income margin were due primarily to the increase in revenue noted above, more favorable project execution and product mix in our communication technologies business, and the impact of continuous improvement initiatives.

For the full year of 2024, revenue was $619.2 million, compared with $618.9 million in 2023, or essentially flat to the prior year, including a (0.2)% decrease in organic revenue*, and a 0.2% favorable impact related to currency fluctuation. Lower project volumes within our communication technologies business associated with a larger-than-typical project that executed throughout 2023 and completed in the first quarter of 2024 was offset by higher project volumes at our aids to navigation business.

For the full year of 2024, segment income was $136.7 million, or 22.1% of revenue. This compares with segment income of $118.8 million, or 19.2% of revenue in 2023. The increases in segment income and segment margin were due primarily to increased volume at our aids to navigation business, more favorable project execution and product mix within our communications technologies, aids to navigation, and transportation businesses, and the impact of continuous improvement initiatives. These increases were partially offset by the effect of volume declines from the larger-than-typical project within our communications technologies business mentioned above.

Financial Update: As of December 31, 2024, SPX had total outstanding debt of $614.7 million and total cash of $161.4 million. During the fourth quarter and full year of 2024, SPX generated net operating cash from continuing operations of $166.7 million and $313.1 million respectively. Capital expenditures for continuing operations for the fourth quarter and full year of 2024 were $9.8 million and $38.0 million, respectively.

2025 Guidance:

For the full year 2025, SPX is targeting consolidated revenue of approximately $2.13 to $2.19 billion, adjusted EBITDA* of approximately $460 to $490 million, and adjusted earnings per share* in a range of $6.00 to $6.25.

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,440-$1,480 million ($1,365 million in 2024)	23.5%-24.5% (23.7% in 2024)
Detection & Measurement	$690-$710 million ($619 million in 2024)	22.0%-23.0% (22.1% in 2024)
Total SPX Adjusted	$2.13-$2.19 billion ($1.984 billion in 2024)	23.0%-24.0% (23.2% in 2024)

Form 10-K: The Company expects to file its annual report on Form 10-K for the year ended December 31, 2024 with the Securities and Exchange Commission on or before March 1, 2025. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss fourth quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register.vevent.com/register/BI7321dd9533b64e0bbe410f27844d9f22. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors over the coming months, including a tour of our Ingénia custom air handling unit production facility in Mirabel, Quebec, Canada on April 1st. To receive an invitation to attend the event in person, please contact SPX Technologies’ Investor Relations team at spx.investor@spx.com.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has approximately 4,300 employees in over 15 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, Adjusted EBITDA, and organic revenue growth. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible amortization expense, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to the end of the year, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities, including as a result of new or increased tariffs, that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenues	$533.7	$469.4	$1,983.9	$1,741.2
Costs and expenses:
Cost of products sold	315.6	281.5	1,184.5	1,071.2
Selling, general and administrative	108.9	103.5	414.6	394.4
Intangible amortization	16.3	11.5	64.5	43.9
Special charges, net	2.7	0.8	3.6	0.8
Other operating expense, net	—	9.0	8.4	9.0
Operating income	90.2	63.1	308.3	221.9

Other expense, net	(2.2)	(12.4)	(9.3)	(10.1)
Interest expense	(11.0)	(9.2)	(45.7)	(27.2)
Interest income	0.9	0.2	2.1	1.7
Income from continuing operations before income taxes	77.9	41.7	255.4	186.3
Income tax provision	(21.4)	(10.1)	(53.6)	(41.6)
Income from continuing operations	56.5	31.6	201.8	144.7

Income (loss) from discontinued operations, net of tax	—	—	—	—
Income (loss) on disposition of discontinued operations, net of tax	0.6	(0.1)	(1.3)	(54.8)
Income (loss) from discontinued operations, net of tax	0.6	(0.1)	(1.3)	(54.8)

Net income	$57.1	$31.5	$200.5	$89.9

Basic income per share of common stock:
Income from continuing operations	$1.22	$0.69	$4.37	$3.18
Income (loss) from discontinued operations	0.01	—	(0.03)	(1.21)
Net income per share	$1.23	$0.69	$4.34	$1.97

Weighted-average number of common shares outstanding — basic	46.360	45.656	46.187	45.545

Diluted income per share of common stock:
Income from continuing operations	$1.19	$0.67	$4.29	$3.10
Income (loss) from discontinued operations	0.01	—	(0.03)	(1.17)
Net income per share	$1.20	$0.67	$4.26	$1.93

Weighted-average number of common shares outstanding — diluted	47.366	46.873	47.078	46.612

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$156.9	$99.4
Accounts receivable, net	313.6	279.8
Contract assets	11.3	16.6
Inventories, net	271.0	276.7
Other current assets	31.5	37.1
Total current assets	784.3	709.6
Property, plant and equipment:
Land	23.5	17.9
Buildings and leasehold improvements	113.3	73.4
Machinery and equipment	308.1	264.4
	444.9	355.7
Accumulated depreciation	(226.9)	(215.2)
Property, plant and equipment, net	218.0	140.5
Goodwill	834.5	704.8
Intangibles, net	703.0	680.8
Other assets	164.1	188.9
Deferred income taxes	2.4	4.0
Assets of DBT and Heat Transfer	8.2	11.1
TOTAL ASSETS	$2,714.5	$2,439.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$128.1	$118.7
Contract liabilities	62.3	73.5
Accrued expenses	170.8	168.5
Income taxes payable	19.4	5.3
Short-term debt	10.1	17.9
Current maturities of long-term debt	27.6	17.3
Total current liabilities	418.3	401.2
Long-term debt	577.0	523.1
Deferred and other income taxes	97.8	77.0
Other long-term liabilities	224.2	204.1
Liabilities of DBT and Heat Transfer	12.8	39.7
Total long-term liabilities	911.8	843.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,373.5	1,353.6
Retained earnings	238.8	38.3
Accumulated other comprehensive income	223.6	261.1
Common stock in treasury	(452.0)	(458.9)
Total stockholders' equity	1,384.4	1,194.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,714.5	$2,439.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from (used in) operating activities:
Net income	$57.1	$31.5	$200.5	$89.9
Less: Income (loss) from discontinued operations, net of tax	0.6	(0.1)	(1.3)	(54.8)
Income from continuing operations	56.5	31.6	201.8	144.7
Adjustments to reconcile income from continuing operations to net cash from operating activities
Special charges, net	2.7	0.8	3.6	0.8
(Gain) loss on change in fair value of equity security	—	—	4.2	(3.6)
Deferred and other income taxes	(9.6)	(2.7)	(15.1)	(25.2)
Depreciation and amortization	23.7	16.8	91.6	63.2
Pension and other employee benefits	5.6	13.8	15.4	22.0
Long-term incentive compensation	4.0	3.4	15.0	13.4
Other, net	(4.5)	(1.4)	(8.7)	(5.9)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other assets	46.3	47.3	2.1	30.6
Inventories	23.2	18.5	9.1	(3.1)
Accounts payable, accrued expenses and other	19.5	(4.2)	(4.3)	7.0
Cash spending on restructuring actions	(0.7)	(0.1)	(1.6)	(0.1)
Net cash from continuing operations	166.7	123.8	313.1	243.8
Net cash from (used in) discontinued operations	(0.2)	2.7	(27.2)	(35.3)
Net cash from operating activities	166.5	126.5	285.9	208.5

Cash flows from (used in) investing activities:
Proceeds (payments) related to company-owned life insurance policies, net	(1.0)	(1.9)	41.9	0.7
Proceeds from asset sales and other, net	3.6	—	3.6	—
Business acquisitions, net of cash acquired	—	0.3	(292.0)	(547.0)
Capital expenditures	(9.8)	(7.4)	(38.0)	(23.9)
Net cash used in continuing operations	(7.2)	(9.0)	(284.5)	(570.2)
Net cash used in discontinued operations	—	—	—	—
Net cash used in investing activities	(7.2)	(9.0)	(284.5)	(570.2)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	4.6	17.8	384.8	869.1
Repayments under senior credit facilities	(89.8)	(117.5)	(321.8)	(572.5)
Borrowings under trade receivables agreement	55.0	97.0	272.0	178.0
Repayments under trade receivables agreement	(93.0)	(113.0)	(279.0)	(162.0)
Net repayments under other financing arrangements	(0.4)	—	(1.2)	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(0.2)	0.2	0.9	(1.3)
Financing fees paid	—	—	(2.6)	(1.3)
Net cash from (used in) continuing operations	(123.8)	(115.5)	53.1	309.6
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(123.8)	(115.5)	53.1	309.6
Change in cash and equivalents due to changes in foreign currency exchange rates	(3.5)	0.9	2.0	(0.1)
Net change in cash and equivalents	32.0	2.9	56.5	(52.2)
Consolidated cash and equivalents, beginning of period	129.4	102.0	104.9	157.1
Consolidated cash and equivalents, end of period	$161.4	$104.9	$161.4	$104.9

	Twelve months ended
	December 31, 2024	December 31, 2023
Components of cash and equivalents:
Cash and equivalents	$156.9	$99.4
Cash and equivalents included in assets of DBT and Heat Transfer	4.5	5.5
Total cash and equivalents	$161.4	$104.9

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2024	December 31, 2023	Δ	%/bps	December 31, 2024	December 31, 2023	Δ	%/bps
HVAC reportable segment

Revenues	$370.5	$312.5	$58.0	18.6%	$1,364.7	$1,122.3	$242.4	21.6%
Cost of products sold	228.6	192.2	36.4		843.8	712.8	131.0
Selling, general and administrative expense	50.1	47.1	3.0		197.0	175.1	21.9
Income	$91.8	$73.2	$18.6	25.4%	$323.9	$234.4	$89.5	38.2%
as a percent of revenues	24.8%	23.4%		140 bps	23.7%	20.9%		280 bps

Detection & Measurement reportable segment

Revenues	$163.2	$156.9	$6.3	4.0%	$619.2	$618.9	$0.3	—%
Cost of products sold	87.0	89.3	(2.3)		338.9	354.8	(15.9)
Selling, general and administrative expense	38.6	38.0	0.6		143.6	145.3	(1.7)
Income	$37.6	$29.6	$8.0	27.0%	$136.7	$118.8	$17.9	15.1%
as a percent of revenues	23.0%	18.9%		410 bps	22.1%	19.2%		290 bps

Consolidated Revenues	$533.7	$469.4	$64.3	13.7%	$1,983.9	$1,741.2	$242.7	13.9%
Consolidated Operating Income	90.2	63.1	27.1	42.9%	308.3	221.9	86.4	38.9%
as a percent of revenues	16.9%	13.4%		350 bps	15.5%	12.7%		280 bps
Consolidated Segment Income	129.4	102.8	26.6	25.9%	460.6	353.2	107.4	30.4%
as a percent of revenues	24.2%	21.9%		230 bps	23.2%	20.3%		290 bps

Consolidated operating income	$90.2	$63.1	$27.1		$308.3	$221.9	$86.4
Exclude:
Corporate expense	15.3	14.2	1.1		53.6	58.4	(4.8)
Acquisition-related and other costs (1)	0.9	0.8	0.1		7.2	5.8	1.4
Long-term incentive compensation expense	4.0	3.4	0.6		15.0	13.4	1.6
Amortization of acquired intangible assets	16.3	11.5	4.8		64.5	43.9	20.6
Special charges, net	2.7	0.8	1.9		3.6	0.8	2.8
Other operating expense, net (2)	—	9.0	(9.0)		8.4	9.0	(0.6)
Consolidated segment income	$129.4	$102.8	$26.6	25.9%	$460.6	$353.2	$107.4	30.4%
as a percent of revenues	24.2%	21.9%		230 bps	23.2%	20.3%		290 bps

(1) Represents integration costs incurred of $0.9 and $7.2 during the three and twelve months ended December 31, 2024, respectively, and $0.8 and $5.8 during the three and twelve months ended December 31, 2023, respectively, including additional “Cost of products sold” related to the step up of inventory (to fair value) acquired in connection with the Ingénia acquisition of $1.8 during the twelve months ended December 31, 2024, and the ASPEQ acquisition of $3.6 during the twelve months ended December 31, 2023.

(2) For the twelve months ended December 31, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC Robotics (“ULC”) regarding additional contingent consideration. For the three and twelve months ended December 31, 2023, represents a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2024
Beginning cash and equivalents	$104.9
Cash from continuing operations	313.1
Capital expenditures	(38.0)
Business acquisitions, net of cash acquired	(292.0)
Proceeds/borrowings related to company-owned life insurance policies, net	41.9
Proceeds from asset sales and other, net	3.6
Borrowings under senior credit facilities	384.8
Repayments under senior credit facilities	(321.8)
Borrowings under trade receivables agreement	272.0
Repayments under trade receivables agreement	(279.0)
Net repayments under other financing arrangements	(1.2)
Proceeds from the exercise of employee stock options, net of minimum withholdings paid on behalf of employees for net share settlements	0.9
Financing fees paid	(2.6)
Cash used in discontinued operations	(27.2)
Change in cash due to changes in foreign currency exchange rates	2.0
Ending cash and equivalents	$161.4

	Debt at				Debt at
	December 31, 2023	Borrowings	Repayments	Other	December 31, 2024
Revolving loans	$—	$384.8	$(304.8)	$—	$80.0
Term loans	541.6	—	(17.0)	—	524.6
Trade receivables financing arrangement	16.0	272.0	(279.0)	—	9.0
Other indebtedness	2.4	0.1	(1.3)	1.1	2.3
Less: Deferred financing costs associated with the term loans	(1.7)	—	—	0.5	(1.2)
Totals	$558.3	$656.9	$(602.1)	$1.6	$614.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2024
	HVAC	Detection & Measurement
Net Revenue Growth	18.6%	4.0%

Exclude: Foreign Currency	(0.2)%	(0.2)%

Exclude: Acquisitions	6.0%	—%

Organic Revenue Growth	12.8%	4.2%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Twelve months ended December 31, 2024
	HVAC	Detection & Measurement
Net Revenue Growth	21.6%	—%

Exclude: Foreign Currency	(0.1)%	0.2%

Exclude: Acquisitions	12.0%	—%

Organic Revenue Growth (Decline)	9.7%	(0.2)%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating income	$90.2	$63.1	$308.3	$221.9

Include - TSA Income (1)	—	—	—	0.3

Exclude:
Acquisition-related and other costs (2)	(3.5)	(1.6)	(13.5)	(13.6)

Other operating expense, net (3)	—	(9.0)	(8.4)	(9.0)

Amortization of acquired intangible assets	(16.3)	(11.5)	(64.5)	(43.9)

Adjusted operating income	$110.0	$85.2	$394.7	$288.7
as a percent of revenues	20.6%	18.2%	19.9%	16.6%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the twelve months ended December 31, 2023. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale is described in the Company’s most recent Form 10-K.

(2) For the three and twelve months ended December 31, 2024, represents (i) acquisition and strategic/transformation related costs of $2.6 and $6.3, respectively, inclusive of special charges of $1.3 and $1.3, respectively, (ii) certain integration costs of $0.9 and $5.4, respectively, and (iii) inventory step-up charges of $0.0 and $1.8, respectively, related to the Ingénia acquisition. For the three and twelve months ended December 31, 2023, represents (i) acquisition and strategic/transformation related costs of $0.8 and $7.8, respectively, (ii) certain integration costs of $0.8 and $2.2, respectively, and (iii) inventory step-up charges of $0.0 and $3.6, respectively, related to the ASPEQ acquisition.

(3) For the twelve months ended December 31, 2024 represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration. For the three and twelve months ended December 31, 2023 represents a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$129.4	$—	$129.4
Corporate expense (1)	(15.3)	1.3	(14.0)
Acquisition-related and other costs (2)	(0.9)	0.9	—
Long-term incentive compensation expense	(4.0)	—	(4.0)
Amortization of acquired intangible assets (3)	(16.3)	16.3	—
Special charges, net (4)	(2.7)	1.3	(1.4)
Operating income	90.2	19.8	110.0

Other expense, net (5)	(2.2)	0.9	(1.3)
Interest expense, net	(10.1)	—	(10.1)
Income from continuing operations before income taxes	77.9	20.7	98.6
Income tax provision (6)	(21.4)	(5.8)	(27.2)
Income from continuing operations	56.5	14.9	71.4

Diluted shares outstanding	47.366		47.366

Earnings per share from continuing operations	$1.19		$1.51

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs of $1.3.

(2) Adjustment represents the removal of integration costs of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.0 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $4.2 and a gain on a sale of a building of $3.3.

(6) Adjustment represents the tax impact of items (1) through (5) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$460.6	$—	$460.6
Corporate expense (1)	(53.6)	5.0	(48.6)
Acquisition-related and other costs (2)	(7.2)	7.2	—
Long-term incentive compensation expense	(15.0)	—	(15.0)
Amortization of acquired intangible assets (3)	(64.5)	64.5	—
Special charges, net (4)	(3.6)	1.3	(2.3)
Other operating expense, net (5)	(8.4)	8.4	—
Operating income	308.3	86.4	394.7

Other expense, net (6)	(9.3)	8.5	(0.8)
Interest expense, net	(43.6)	—	(43.6)
Income from continuing operations before income taxes	255.4	94.9	350.3
Income tax provision (7)	(53.6)	(34.1)	(87.7)
Income from continuing operations	201.8	60.8	262.6

Diluted shares outstanding	47.078		47.078

Earnings per share from continuing operations	$4.29		$5.58

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs of $5.0.

(2) Adjustment represents the removal of (i) integration costs of $5.4 within the HVAC reportable segment and (ii) an inventory step-up charge of $1.8 related to the Ingénia acquisition within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $47.3 and $17.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(5) Adjustment represents the removal of a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(6) Adjustment represents the removal of (i) non-service pension and postretirement losses ($7.6) and (ii) a loss on an equity security associated with a fair value adjustment ($4.2), partially offset by a gain on a sale of a building ($3.3).

(7) Adjustment primarily represents the tax impact of items (1) through (6) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$102.8	$—	$102.8
Corporate expense (1)	(14.2)	0.8	(13.4)
Acquisition-related and other costs (2)	(0.8)	0.8	—
Long-term incentive compensation expense	(3.4)	—	(3.4)
Amortization of acquired intangible assets (3)	(11.5)	11.5	—
Special charges, net	(0.8)	—	(0.8)
Other operating expense, net (4)	(9.0)	9.0	—
Operating income	63.1	22.1	85.2

Other income (expense), net (5)	(12.4)	12.5	0.1
Interest expense, net	(9.0)	—	(9.0)
Income from continuing operations before income taxes	41.7	34.6	76.3
Income tax provision (6)	(10.1)	(7.5)	(17.6)
Income from continuing operations	31.6	27.1	58.7

Diluted shares outstanding	46.873		46.873

Earnings per share from continuing operations	$0.67		$1.25

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs of $0.8.

(2) Adjustment represents the removal of integration costs of $0.7 and $0.1 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $7.2 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $12.5.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$353.2	$—	$353.2
Corporate expense (1)	(58.4)	8.1	(50.3)
Acquisition-related and other costs (2)	(5.8)	5.8	—
Long-term incentive compensation expense	(13.4)	—	(13.4)
Amortization of acquired intangible assets (3)	(43.9)	43.9	—
Special charges, net	(0.8)	—	(0.8)
Other operating expense, net (4)	(9.0)	9.0	—
Operating income	221.9	66.8	288.7

Other income (expense), net (5)	(10.1)	12.4	2.3
Interest expense, net	(25.5)	—	(25.5)
Income from continuing operations before income taxes	186.3	79.2	265.5
Income tax provision (6)	(41.6)	(23.2)	(64.8)
Income from continuing operations	144.7	56.0	200.7

Diluted shares outstanding	46.612		46.612

Earnings per share from continuing operations	$3.10		$4.31

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related expenses of $7.8 and a reclassification of transition services income of $0.3 from “Other income (expense), net.”

(2) Adjustment represents the removal of (i) an inventory step-up charge of $3.6 related to the ASPEQ acquisition within the HVAC reportable segment and (ii) integration costs of $1.7 and $0.5 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $26.7 and $17.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.

(5) Adjustment represents the removal of (i) non-service pension and postretirement losses ($16.1) and (ii) the removal of a charge related to the Asbestos Portfolio Sale of $0.2, partially offset by (i) a gain on an equity security associated with a fair value adjustment ($3.6) and (ii) the reclassification of income related to a transition services agreement ($0.3) to “Corporate expense.”

(6) Adjustment primarily represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
Three Months Ended December 31, 2024 and 2023
(Unaudited; in millions)

	Three months ended
	December 31, 2024	December 31, 2023
Net income	$57.1	$31.5

Exclude:
Income tax provision	(21.4)	(10.1)
Interest expense, net	(10.1)	(9.0)
Amortization expense (1)	(16.5)	(11.6)
Depreciation expense	(7.2)	(5.2)
Income (loss) from discontinued operations, net of tax	0.6	(0.1)
EBITDA	111.7	67.5

Exclude:
Acquisition-related and other costs (2)	(2.2)	(1.6)
Special charges, net (3)	(1.3)	—
Other operating expense, net (4)	—	(9.0)
Non-service pension and postretirement charges	(4.2)	(12.5)
Gain on sale of a building	3.3	—
Adjusted EBITDA	$116.1	$90.6
as a percent of revenues	21.8%	19.3%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended December 31, 2024 and 2023, represents (i) certain acquisition and strategic/transformation related costs of $1.3 and $0.8, respectively and (ii) integration costs of $0.9 (within the HVAC reportable segment) and $0.8 ($0.7 and $0.1 within the HVAC and Detection and Measurement reportable segments, respectively), respectively.

(3) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(4) For the three months ended December 31, 2023, adjustment represents the removal of a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
Twelve Months Ended December 31, 2024 and 2023
(Unaudited; in millions)

	Twelve months ended
	December 31, 2024	December 31, 2023
Net income	$200.5	$89.9

Exclude:
Income tax provision	(53.6)	(41.6)
Interest expense, net	(43.6)	(25.5)
Amortization expense (1)	(64.9)	(44.0)
Depreciation expense	(26.7)	(19.2)
Loss from discontinued operations, net of tax	(1.3)	(54.8)
EBITDA	390.6	275.0

Exclude:
Acquisition-related and other costs (2)	(12.2)	(13.6)
Special charges, net (3)	(1.3)	—
Other operating expense, net (4)	(8.4)	(9.0)
Non-service pension and postretirement charges	(7.6)	(16.1)
Asbestos-related charges	—	(0.2)
Fair value adjustments on an equity security	(4.2)	3.6
Gain on sale of a building	3.3	—
Adjusted EBITDA	$421.0	$310.3
as a percent of revenues	21.2%	17.8%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the twelve months ended December 31, 2024, represents (i) certain acquisition and strategic/transformation related costs of $5.0, (ii) integration costs of $5.4 within the HVAC reportable segment and (iii) an inventory step-up charge of $1.8 related to the Ingénia acquisition within the HVAC reportable segment. For the twelve months ended December 31, 2023, represents (i) certain acquisition and strategic/transformation related costs of $7.8, (ii) an inventory step-up charge of $3.6 related to the ASPEQ acquisition within the HVAC reportable segment and (iii) integration costs of $1.7 and $0.5 within the HVAC and Detection and Measurement reportable segments, respectively.

(3) Adjustment represents the removal of restructuring charges associated with acquisition integration activities.

(4) For the twelve months ended December 31, 2024, adjustment represents the removal of a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration. For the twelve months ended December 31, 2023, adjustment represents the removal of a charge of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses.